Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Relations Contact:
Paul S. Lalljie
(571) 434-5548
paul.lalljie@NeuStar.biz

Media Contact:
Elizabeth Penniman
(571) 434-3481
elizabeth.penniman@NeuStar.biz
NeuStar Announces Preliminary Results for
First Quarter 2007 and Reaffirms Full-Year Guidance
Raymond A. Saulino Appointed Senior Vice President of Sales and
Business Development
Sterling, Va., April 4, 2007 – NeuStar, Inc. (NYSE: NSR), a leading provider of essential communications services to the global communications and Internet industry, today announced preliminary fiscal first quarter 2007 financial results and changes to its senior executive team.
Preliminary First Quarter Results
Revenue for the first quarter of 2007 is expected to range between $96.5 million and $97.5 million, an increase of at least 26% over the first quarter of 2006. Net income for the first quarter of 2007 is expected to range between $16.5 million and $17.5 million, or $0.21 and $0.22 per diluted share, compared to $18.3 million, or $0.24 per diluted share in the first quarter of 2006. The forecasted results include an estimated $3.8 million of pre-tax, non-cash, stock-based compensation expense recognized in accordance with FASB Statement No. 123(R).
Non-GAAP Adjusted Net Income for the first quarter of 2007 is expected to range between $20.9 million and $21.9 million, or $0.27 and $0.28 per diluted share, compared to the first quarter of 2006 non-GAAP Adjusted Net Income of $19.9 million, or $0.26 per diluted share.
Transactions under NeuStar’s contracts to provide telephone number portability services in the United States for the first quarter of 2007 totaled 71.2 million, representing 32% growth over the first quarter of 2006. In guidance provided on February 20, 2007, year-over-year transaction growth for the first quarter of 2007 was projected to exceed 25%.

In addition, NeuStar expects first quarter revenue from its Next Generation Messaging services to exceed $500,000 on customer billings of approximately $4.1 million.
Jeff Babka, Chief Financial Officer of NeuStar, commented, “NeuStar historically has not provided preliminary estimates of quarterly results, and it is not our intent to do so in the future. However, numerous investor questions lead us to believe that there may be confusion relative to the pricing changes in our major contracts that took effect at the start of 2007, and the projected first quarter impact of the Followap acquisition. To assure full public disclosure in addressing this confusion, we are announcing our preliminary first quarter results and providing a reaffirmation of our full-year 2007 guidance. We expect to announce first quarter results during the first week of May.”
Business Outlook Reaffirmed
NeuStar reaffirmed its February 20, 2007 projections for full-year 2007 revenue to range between $428 million and $438 million, representing growth in excess of 28% over 2006, $25 million of which is expected to be produced by its Next Generation Messaging services.
Full year net income is expected to range between $84 million and $88 million, or between $1.04 and $1.09 per diluted share. Per share calculations are based on an estimated 80.5 million diluted weighted average shares outstanding. This includes a dilutive impact from the acquisition of Followap in the amount of $7.5 million, or $0.09 per diluted share.
Transactions under the company’s contracts to provide telephone number portability services in the United States are projected to grow to at least 290 million in 2007.
Non-GAAP Adjusted Net Income is expected to range between $105 million and $109 million, compared to 2006 non-GAAP Adjusted Net Income of $84.5 million, an increase in excess of 24%.
Non-GAAP Adjusted Net Income per diluted share is projected to range between $1.30 and $1.35 per share in 2007, compared to non-GAAP Adjusted Net Income per share of $1.08 per share in 2006, an increase of 20%. The 2007 estimated non-GAAP Adjusted Net Income per diluted share is based on an estimated 80.5 million diluted weighted average shares outstanding and an estimated effective tax rate of 41.0%
Management Change
NeuStar also announced that effective immediately Raymond A. Saulino, Senior Vice President of Business Integration for NeuStar, has been appointed to the position of Senior Vice President of Sales and Business Development, reporting to Larry Bouman, Chief Operating Officer. Saulino succeeds John Malone, who will be leaving NeuStar to pursue other interests.

Saulino joined NeuStar a year ago after four years with Affiliated Computer Systems, where he led several business units providing transactions processing and data management. Prior to that, he was a founder, President, and Chief Operating Officer of PRWT Services, a Lockheed Martin IMS business partner, where he spent 15 years after leaving Lockheed Martin in 1987.
Jeff Ganek, Chairman and Chief Executive Officer of NeuStar, commented, “Ray Saulino was instrumental in starting up the Communications Industry Services business within Lockheed Martin and has a strong track record of success and accomplishment over his career. He has been a key contributor to NeuStar’s success over the past year, and we are pleased that he is able to take on this critical role within the company. John Malone has been instrumental in helping to drive NeuStar’s revenue growth since he joined the company via our acquisition of BizTelOne in 2003. We wish him well in his new endeavors.”
Non-GAAP Reconciliation
The following is a reconciliation of net income to non-GAAP Adjusted Net Income for the three months ended March 31, 2006 and 2007, and the years ended December 31, 2006 and 2007.

	Three Months Ended		Year Ended
	March 31,		December 31,
	2006	2007(1)	2006	2007(1)
	(in thousands, except per share data)
	(unaudited)
Net income	$18,285	$17,000	$73,899	$86,000
Add: Amortization of intangibles resulting from acquisitions	307	3,797	6,160	16,800
Add: Stock-based compensation expense	2,399	3,793	11,890	19,000
Adjusted provision for income taxes	(1,085)	(3,150)	(7,401)	(14,678)

Non-GAAP Adjusted Net Income	$19,906	$21,440	$84,548	$107,122

Non-GAAP Adjusted Net Income per diluted share (2)	$0.26	$0.27	$1.08	$1.33

(1)	The amounts expressed in this column are based on current estimates as of the date of this press release. This reconciliation is based on the midpoint of the net income guidance range announced in this press release.

(2)	Non-GAAP Adjusted Net Income per diluted share for the three months ended March 31, 2006 is based on actual weighted average diluted shares outstanding of 77.7 million and an effective tax rate of 40.1%. Non-GAAP Adjusted Net Income per diluted share for the three months ended March 31, 2007 is based on estimated weighted average diluted shares outstanding of 78.9 million and an estimated effective tax rate of 41.5%. Non-GAAP Adjusted Net Income per diluted share for the year ended December 31, 2006 is based on actual weighted average diluted shares outstanding of 78.3 million and an effective tax rate of 41.0%. Non-GAAP Adjusted Net Income per diluted share for the year ended December 31, 2007 is based on estimated weighted average diluted shares outstanding of 80.5 million and an estimated effective tax rate of 41.0%.

About NeuStar, Inc.
NeuStar is a provider of clearinghouse services to the North American communications industry and Internet service providers around the world. Visit NeuStar online at www.NeuStar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about our expectations, beliefs and business results in the future. We have attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe our business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to our clearinghouse operations, modifications to our material contracts, our ability to successfully integrate and support the operations of our acquisitions, increasing competition, market acceptance of our existing services, our ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent periodic reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.